As filed with the Securities and Exchange Commission on July 18, 2013.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Covidien public limited company
(Exact name of registrant as specified in its charter)

Ireland    98-0624794
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of Principal Executive Offices)

Covidien Stock and Incentive Plan (as amended and restated)
(Full title of the plan)

John H. Masterson
Senior Vice President and General Counsel
Covidien
15 Hampshire Street, Mansfield, Massachusetts 02048
(Name and address of agent for service)

(508) 261-8000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Ordinary Shares, $0.20 par value per share	45,000,000	$59.76	$2,689,200,000	$366,806.88

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such additional Ordinary Shares that become available under the foregoing plan in connection with changes in the number of outstanding ordinary shares due to events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2) Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of Covidien plc’s ordinary shares, par value $0.20 per share, on July 15, 2013, as reported by the New York Stock Exchange, which was $59.76.

EXPLANATORY NOTE

This registration statement is filed for the purpose of registering 45,000,000 ordinary shares (the “Shares”) of Covidien plc (the “Company”) issuable pursuant to the Company’s amended and restated Stock and Incentive Plan (the “Amended Plan”), which Shares are in addition to (a) the 24,843,452 Ordinary Shares currently registered on the registration statement on Form S-8 filed on July 3, 2007 (File No. 333-144309), as amended by Post-Effective Amendment No. 1 filed on June 5, 2009, (the “First Registration Statement”) and (b) the 24,002,521 Ordinary Shares currently registered on the registration statement on Form S-8 filed on March 31, 2009 (File No. 333-158332), as amended by Post-Effective Amendment No. 1 filed on June 5, 2009, (the “Second Registration Statement”) ( the First Registration Statement and the Second Registration Statement together, the “Prior Registration Statements”). This registration statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to form S-8 regarding registration of additional securities.  Pursuant to Instruction E to Form S-8, the Company hereby incorporates by reference herein the Prior Registration Statements, together with all exhibits filed therewith or incorporated therein by reference, to the extent not modified by this registration statement.

ITEM 8. EXHIBITS

Exhibit No.	Description
5.1	Opinion of counsel
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of counsel (included in Exhibit 5.1)
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Covidien certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mansfield, Commonwealth of Massachusetts, on this 18th day of July, 2013.

COVIDIEN PUBLIC LIMITED COMPANY
(Registrant)

By: /s/ José E. Almeida
José E. Almeida
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ José E. Almeida	Chairman, President and Chief Executive Officer (principal executive officer)	July 18, 2013
José E. Almeida
/s/ Charles J. Dockendorff	Executive Vice President, Chief Financial Officer and Authorized Representative in the United States (principal financial officer)	July 18, 2013
Charles J. Dockendorff
/s/ Richard G. Brown, Jr.	Vice President, Chief Accounting Officer and Controller (principal accounting officer)	July 18, 2013
Richard G. Brown, Jr.
*	Director	July 18, 2013
Joy A. Amundson
*	Director	July 18, 2013
Craig Arnold
*	Director	July 18, 2013
Robert H. Brust
*	Director	July 18, 2013
John M. Connors, Jr.
*	Director	July 18, 2013
Christopher J. Coughlin
*	Director	July 18, 2013
Randall J. Hogan, III
*	Director	July 18, 2013
Martin D. Madaus

Name	Title	Date
*	Director	July 18, 2013
Dennis H. Reilley
*	Director	July 18, 2013
Joseph A. Zaccagnino

A Majority of the Board of Directors.

*	The undersigned does hereby sign this Registration Statement on behalf of the above indicated individual pursuant to a power of attorney executed by such individual.

By:    /s/ John H. Masterson
John H. Masterson
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of counsel
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of counsel (included in Exhibit 5.1)
24.1	Power of Attorney